UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2008, Jabil Circuit, Inc. (“Jabil”) completed its offering of $150 million in aggregate principal amount of 8.250% senior unsecured notes due March 15, 2018 (the “Notes”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act. The Notes are an additional issuance of Jabil’s 8.250% Senior Notes due 2018 and will be treated under the indenture pursuant to which they were issued as a single series with the outstanding $250 million aggregate principal amount of notes that was originally issued on January 16, 2008 (the “January Notes”). In connection with the pricing of the offering on May 14, 2008, Jabil entered into a purchase agreement, dated May 14, 2008, with the initial purchasers of the Notes (the “Initial Purchasers”).

The Notes were issued pursuant to an Indenture dated as of January 16, 2008, by and between Jabil and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”), as supplemented by the Officers’ Certificate dated May 19, 2008, that was delivered by certain of Jabil’s officers pursuant to Sections 1.2, 3.1 and 3.3 of the Indenture (the “Officers’ Certificate”).

The Notes will mature on March 15, 2018. Interest on the Notes will be payable on March 15 and September 15 of each year, beginning on September 15, 2008. The interest rate payable on the Notes is subject to adjustment from time to time if the credit ratings assigned to the Notes increase or decrease, as provided in the Notes. The Notes are senior unsecured obligations of Jabil and rank equally with all other existing and future senior unsecured debt obligations.

Jabil may redeem all or any part of the Notes at its option at any time prior to their maturity by paying a redemption price equal to the greater of (plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date): (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments on the Notes discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a government treasury rate plus 50 basis points.

The Indenture contains certain covenants, including, but not limited to, covenants limiting Jabil’s ability and/or its subsidiaries’ ability to: create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to Jabil’s “restricted subsidiaries”); guarantee any of Jabil’s indebtedness (applicable only to Jabil’s subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. The Indenture also contains a covenant regarding the repurchase by Jabil of the Notes upon a “change of control triggering event.”

In connection with the issuance of the Notes, on May 19, 2008, Jabil and the Initial Purchasers entered into a Registration Rights Agreement (the “May Registration Rights Agreement”) pursuant to which Jabil agreed to use its best efforts to: (i) cause a registration statement to be declared effective under the Securities Act on or before July 14, 2008; and (ii) cause the exchange offer to be consummated on or before September 12, 2008.

If the exchange offer required by the May Registration Rights Agreement or, pursuant to the Registration Rights Agreement dated January 16, 2008 (the “January Registration Rights Agreement”), the exchange offer with respect to the January Notes is not completed on or before September 12, 2008, Jabil will be required to pay a special interest premium over and above the regular interest of 0.25% per annum on the Notes and the January Notes for the first 60-day period immediately following the last day of such period and of 0.50% per annum thererafter, until the exchange offer is completed. Further to the foregoing and for the avoidance of doubt, if Jabil becomes obligated to pay the special interest premium on the Notes or the January Notes, Jabil shall pay the special interest premium on both the Notes and the January Notes.

Certain of the Initial Purchasers (or their affiliates) have various other relationships with Jabil and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. Jabil, along with its subsidiaries has entered into foreign exchange contracts and other derivative arrangements with certain of the Initial Purchasers (and their affiliates). In addition, all of the Initial Purchasers (or their affiliates) are lenders under Jabil’s five-year unsecured credit facility dated July 19, 2007 (the “Credit Facility”).

Jabil intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include repayment of all or a portion of the Credit Facility. The Initial Purchasers or their affiliates, as lenders under the Credit Facility, may receive all or a portion of the net proceeds from the offering.

The foregoing descriptions are qualified in their entirety by reference to the complete terms and conditions of: (i) the Form of Note (a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K); (ii) the Indenture (a copy of which is incorporated by reference into this Current Report on Form 8-K); (iii) the Officers’ Certificate (a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K); and (iv) the Registration Rights Agreement (a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description
4.1	Form of 8.250% Senior Notes due 2018.

4.2(1)	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.3	Officers’ Certificate of Jabil Circuit, Inc. pursuant to the Indenture, dated May 19, 2008.

4.4	Registration Rights Agreement dated May 19, 2008, by and among Jabil Circuit, Inc. and the representatives of the initial purchasers of the Notes.

(1) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC.
(Registrant)

May 20, 2008	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 8.250% Senior Notes due 2018.

4.2(1)	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.3	Officers’ Certificate of Jabil Circuit, Inc. pursuant to the Indenture, dated May 19, 2008.

4.4	Registration Rights Agreement dated May 19, 2008, by and among Jabil Circuit, Inc. and the representatives of the initial purchasers of the Notes.

(1) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on January 17, 2008.

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